UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	333-86453	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
105 Progressive Drive, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2017, United Bancshares, Inc. (the “Company”), the holding company of The Union Bank Company (“Union Bank”), entered into a Loan Agreement (the “Loan Agreement”) and related note with United Bankers’ Bank (the “Lender”). The Loan Agreement provides for a $10 million loan (the “Loan”) with a maturity date of September 1, 2022. The Loan will bear interest at a fixed rate equal to the Wall Street Journal Prime Rate as of September 6, 2017, plus 0.625%, which is 4.875%.

Under the terms of the Loan Agreement, the Company is required to make quarterly payments of interest only during the first year and fixed quarterly principal payments of $250,000, plus interest, for the remaining four years of the term. The Loan is secured by a first priority security interest in all of the capital stock of Union Bank.

The Loan Agreement contains customary representations, warranties, affirmative covenants and events of default, and also contains a number of negative covenants, including, but not limited to, restrictions on mergers and similar transactions without prior approval from the Lender, restrictions on liens, and a restriction on the Company’s repurchase of stock under certain circumstances. The Loan Agreement also contains customary financial covenants, including requiring that Union Bank shall maintain a “well capitalized” status.

The description of the Loan Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 8, 2017, the Company consummated the merger of (i) Benchmark Bancorp, Inc. (“BBI”) with and into the Company and (ii) Benchmark Bank, the wholly-owned subsidiary of BBI, with and into Union Bank (the “Merger”), in accordance with the Agreement and Plan of Merger, dated as of March 22, 2017, by and among the Company, BBI and Benchmark Bank (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, the total value of the all-cash transaction was $29.5 million.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference into this Current Report on Form 8-K as Exhibit 2.1.

The Company issued a press release on September 11, 2017 announcing the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The relevant disclosure set forth in Item 1.01 above in incorporated herein by reference in response to this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 1.01 and 2.01 of this Current Report on Form 8-K and in the Loan Agreement and press release attached as Exhibit 10.1 and Exhibit 99.1, respectively, is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of March 22, 2017, by and among United Bancshares, Inc., Benchmark Bancorp, Inc. and Benchmark Bank (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 22, 2017)

10.1	Loan Agreement dated September 6, 2017, by and among United Bankers’ Bank, as lender, United Bancshares, Inc., as borrower, and The Union Bank Company.

99.1	Press release issued by United Bancshares, Inc. on September 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: September 11, 2017	By:	/s/ Daniel J. Lucke
Daniel J. Lucke
Chief Financial Officer